U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                   FORM 12b-25

      NOTIFICATION OF LATE FILING        SEC File Number: 001-15469
                                         CUSIP Number: 883671-50-5
[ ] Form 10-K [ ] Form 10-KSB [ ] Form 20-F [ ] Form 11-K [X] Form 10-Q [ ] Form 10-QSB [ ] Form N-SAR




           For Period Ended:   June 30, 2000

           [ ]  Transition Report on Form 10-K


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           [ ]  Transition Report on Form 20-F [ ]  Transition Report on Form
           11-K [ ] Transition Report on Form 10-Q [ ] Transition Report on Form N-SAR

           For the Transition Period Ended:  Not Applicable


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Nothing  in this  form  shall be  construed  to imply  that the  Commission  has verified any information contained herein.


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If the notification relates to a portion of the filing checked above, identify Item(s) to which the notification relates:  Not Applicable


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PART I--REGISTRANT INFORMATION
----------------------------------------------------------------Full name of
Registrant:
      ThermoView Industries, Inc.


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Former Name if Applicable:
      N/A
Address of Principal Executive Office (Street and Number):  1101 Herr Lane


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City, State and Zip Code:
      Louisville, Kentucky  40222
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PART II--RULES 12b-25(b) and (c)
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If the subject report could not be filed without  unreasonable effort or expense and the registrant seeks relief pursuant to Rule 12b-25, the following should be completed. (Check box if appropriate.)


 X    (a)  The reasons described in reasonable detail in Part III
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of this form could not be eliminated without unreasonable effort or expense;

 X    (b)  The subject annual report, semi-annual report,
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transition  report on Form 10-K,  Form 20-F, Form 11-K or Form N-SAR, or portion thereof, will be filed on or before the fifteenth calendar day following the prescribed due date; or the subject quarterly report or transition report on Form 10-Q, or portion thereof will be filed on or before the fifth calendar day following the prescribed due date; and

N/A (c) The accountant's statement or other exhibit required by --- Rule 12b-25(c) has been attached if applicable.
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PART III--NARRATIVE
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State below in reasonable  detail the reasons why Forms 10-K,  20-F, 11-K, 10-Q,
N-SAR, or the transition report or portion thereof could not be filed within the prescribed period.
See EXHIBIT A attached hereto and incorporated herein by reference.
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PART IV--OTHER INFORMATION
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(1)  Name and telephone number of person to contact in regard to this notification:
      James J. TerBeest         502             412-5600
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          (Name)  (Area Code)  (Telephone  Number)  (2) Have all other  periodic reports required under Section 13 or 15(d) of
      the Securities Exchange Act of 1934 or Section 30 of the Investment Company Act of 1940 during the preceding 12 months or for such shorter period that the registrant was required to file such report(s) been filed? If answer is no, identify report(s).
      [X] Yes   [ ] No
(3) Is it anticipated that any significant change in results of operations from the corresponding period for the last fiscal year will be reflected by the earnings statements to be included in the subject report or portion thereof? [ ] Yes [X] No If so, attach an explanation of the anticipated change, both narratively and quantitatively, and if appropriate, state the reasons why a reasonable estimate of the results cannot be made.


                   ThermoView Industries, Inc.
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                 (Name of Registrant as specified in charter)

has caused this notification to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  August 11, 2000         By: /s/ Charles L. Smith -------------------
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                                   Charles L. Smith


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                                   President and Chief
                                    Operating Officer
INSTRUCTION: The form may be signed by an executive officer of the registrant or by any other duly authorized representative. The name and title of the person signing the form shall be typed or printed beneath the signature. If the statement is signed on behalf of the registrant by an authorized representative (other than an executive officer), evidence of the representative's authority to sign on behalf of the registration shall be filed with the form.


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                                    ATTENTION
           Intentional misstatements or omissions of fact constitute Federal Criminal Violations (See 18 U.S.C. 1001).
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                                    EXHIBIT A
The Company is renegotiating certain of its debt covenants with its primary lender. The Company requires additional time to


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complete these  negotiations.  The Company plans to file its Quarterly Report on
Form 10-Q by the extended due date of August 21, 2000.